Exhibit 99.1
The Talbots, Inc.

CONTACT:	Julie Lorigan Senior Vice President, Investor and Media Relations
(781) 741-7775

Melissa Jaffin/Jessica Liddell — Investor/Media Relations
Berns Communications Group
(212) 994-4660 or (212) 871-8701
FOR IMMEDIATE RELEASE
TALBOTS FINALIZES $200 MILLION TERM LOAN FACILITY AND PAYS
EXISTING ACQUISITION DEBT IN FULL
Company Announces Further Strategic Cost Saving Measures in Light of Economy
-Suspends Quarterly Cash Dividend; Freezes Pension Plans
     Hingham, MA, March 2, 2009 — The Talbots, Inc. (NYSE: TLB) today announced that it has finalized the terms of the previously announced $200 million unsecured term loan facility from Aeon Co., Ltd., which through its wholly owned subsidiary is Talbots majority shareholder. The interest only term loan has been used to pay in full the Company’s existing acquisition debt. Talbots also announced that its Board of Directors has voted to immediately suspend the Company’s quarterly dividend on its common stock and freeze the Company’s pension plans in order to further improve liquidity.
     “During these extraordinarily challenging times, it’s essential that we take these difficult yet necessary measures to conservatively manage our business,” said Trudy F. Sullivan, Talbots President and Chief Executive Officer. “With the finalized term loan from Aeon and payment in full of our acquisition debt, we have greatly enhanced our liquidity and increased our financial flexibility. The actions announced today, coupled with the steps we have already taken to improve our operating efficiency, will help position Talbots to weather the current economic challenges and emerge stronger when the economy recovers.”
     The Company also stated that it has entered into a revolving credit agreement with Bank of Tokyo-Mitsubishi to convert their existing uncommitted working capital line of $15 million to a committed line, effective immediately. As such, the Company’s total working capital borrowing capacity of $215 million is committed and is in addition to the new term loan facility from Aeon.
     The new term loan facility will have an initial six month term extendable at Talbots option for up to five additional six month periods, effectively maturing in 2012, contains no covenants for financial ratios and will have no scheduled principal amortization.

     The Company also announced that its Board of Directors has voted to suspend the Company’s quarterly cash dividend indefinitely, which is expected to result in cash savings of approximately $29 million in fiscal 2009.
     In addition, the Board has authorized the freeze of Talbots pension plans, which is expected to result in cash savings of approximately $6 million in fiscal 2009. Effective May 1, 2009, participants will receive no further accruals under the defined benefit pension plan or supplemental defined benefit pension plan attributable to earnings and service after April 30, 2009.The defined benefit pension plan was earlier amended to freeze participation in the plan for employees hired after December 31, 2007.
     With these two additional actions decided by the Board of Directors, Talbots now expects to increase its 2009 cash flow by approximately $35 million. This is in addition to the $75 million improvement to cash flow resulting from the new interest only term loan facility, as previously stated in the Company’s February 5, 2009 press release.
     The Company has also announced it has not completed the annual testing of its assets for impairment as referenced in its February 5, 2009 press release. As a result, the Company now expects to release its fourth quarter and full year 2009 operating results on March 24, 2009.
     Additional information related to these matters is included in the Company’s Form 8-K filed today.
     The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 869 locations in 47 states, the District of Columbia, and Canada, with 586 locations under the Talbots brand name and 283 locations under the J. Jill brand name. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.
Cautionary Statement and Certain Risk Factors to Consider
     In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.
     This press release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “guidance,” or similar statements or variations of such terms.

     All of the information concerning our financial outlook and prospects, future access to credit facilities, future cash flows and cash needs, and other future financial performance or financial position, constitutes forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions and projections about our Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our regular-price and markdown selling, operating cash flows, and funds available under our credit facilities for all forward periods. All of our forward-looking statements are as of the date of this release only.
     The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.
     An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity.
     Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:

—	the material impact on our business, continuing operations and financial results of the significant deterioration in the U.S. economic environment, including continued substantial negative impact on consumer discretionary spending and consumer confidence, substantial loss of household wealth and savings, the disruption and significant tightening in the U.S. credit and lending markets, the expectations of deepening and long-term recessionary pressures, significantly increasing unemployment levels, and fluctuations in the value of the U.S. dollar, all of which continue to exert significant pressure on our business, continuing operations, liquidity and results of operations and which, if such macro-economic conditions continue or worsen, can be expected to continue to have an increasing impact on our business, continuing operations, liquidity, and results of operations;

—	the Company’s decision concerning, and the risks and uncertainties associated with, the decision to pursue a sale or disposition of the J. Jill brand business,

including the timing, ultimate consummation, consideration which may be received, and other terms of any such sale or disposition;

—	the Company’s credit facilities and ability to access, on satisfactory terms or at all, adequate credit and sources of liquidity necessary to fund our business and continuing operations and to obtain any necessary increases in our credit facilities as may be needed from time to time;

—	satisfaction of financial covenants under any debt agreements which contain such covenants;

—	satisfaction of all borrowing conditions under our working capital credit facilities, including accuracy of all representations and warranties, no events of default, absence of material adverse effect or change, and all other borrowing conditions;

—	risk of ability to purchase merchandise on open account purchase terms at existing or future expected levels and risks and uncertainties in connection with any need to source merchandise from alternate vendors;

—	risk of impairment of goodwill and other intangible and long-lived assets;

—	the risk of continued compliance with NYSE continued listing conditions, including thirty day average $1 trading price and $75 million market capitalization and stockholders’ equity, and other continued listing conditions;

—	future store closings and success of and necessary funding for closing underperforming stores;

—	achieving the benefits from strategic initiatives and restructuring and cost savings initiatives;

—	the impact of the deterioration in investment return and net asset values in the capital markets and the impact on increased expense and funding for pension and other post-retirement obligations.
     In each case, actual results may differ materially from such forward-looking information. Any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.
     Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are also discussed or included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations”. You are urged to carefully consider all such factors.